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                                                 EXHIBIT 23

                 Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Hibernia Corporation of our report dated January 10, 1996, included in the 1995 Annual Report to Shareholders of Hibernia Corporation.

We also consent to the incorporation by reference in the following Hibernia Corporation Registration Statements

     Form S-3 No. 33-26553 (dated February 21, 1989)
     Form S-8 No. 2-81353 (dated February 23, 1989)
     Form S-8 No. 33-26871 (dated February 23, 1989)
     Form S-3 No. 33-37701 (dated January 31, 1991)
     Form S-8 No. 2-96194 (dated April 8, 1991)
     Form S-3 No. 33-53108 (dated December 28, 1992)
     Form S-3 No. 33-55844 (dated December 28, 1992)
     Form S-8 No. 33-59743 (dated January 1, 1995)
     Form S-4 No. 33-63477 (dated November 1, 1995)
     Form S-4 No. 33-64365 (dated November 22, 1995)

of our report dated January 10, 1996, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31,1995.


                                     s/ERNST & YOUNG LLP


New Orleans, Louisiana
March 25, 1996